Exhibit 99.1
LMNX Reports Fourth Quarter and Year-end 2006 Results

February 7, 2007

Contact:	Harriss T. Currie
Vice President, Finance and Chief Financial Officer
512-219-8020
hcurrie@luminexcorp.com
LUMINEX CORPORATION REPORTS FOURTH QUARTER
AND YEAR-END 2006 RESULTS
AUSTIN, Texas (February 7, 2007) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2006.
Revenue for the fourth quarter of 2006 was $14.2 million, a 23 percent increase compared with $11.6 million in the fourth quarter of 2005. Revenue for the fourth quarter of 2006 consisted of $5.9 million from the sale of 206 Luminex Systems, $3.7 million from the sale of consumables, $2.2 million in royalties, and $2.4 million of other revenue. Other revenue includes training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees, and grant revenue. Net income for the fourth quarter of 2006 was $0.6 million, or $0.02 per share, compared with a net loss of $1.3 million, or ($0.04) per share, for the same period last year.
Revenue for the year ended December 31, 2006, was $53.0 million, an increase of 25 percent compared with $42.3 million for the year ended December 31, 2005. Revenue for 2006 consisted of $20.6 million from the sale of 717 Luminex Systems, $15.7 million from the sale of consumables, $8.2 million in royalties and $8.5 million of other revenue. Net income for 2006 was $1.5 million, or $0.05 per share, compared with a net loss of $2.7 million, or ($0.09) per share, in 2005.
“The fourth quarter performance marked a strong finish to a year of significant growth and progress for Luminex,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “We reported record quarterly sales, reflecting a 23 percent increase in revenues over the fourth quarter last year. In addition to our solid top-line growth, we had another profitable quarter with gross profit of over 60 percent of sales, and absolute dollars of gross profit of 51 percent over the same period last year.”
Balthrop added, “At the beginning of 2006 we had ambitious strategic goals in place to expand our market presence in key growth areas, increase our market penetration with our strategic partners, enhance our content development and expand our market footprint. In addition to our financial progress, we are pleased with our execution for the year in each of these strategic areas. Our proprietary xMAP® technology has continued to gain acceptance and we now have over 4,100 Luminex systems placed in major pharmaceutical companies, clinical laboratories, biodefense facilities and academic institutions around the world, representing a 21 percent increase in placements over 2005. Consumable sales were up 20 percent and royalty revenues, one of the best measures of acceptance and adoption of our technology in the
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LMNX Reports Fourth Quarter and Year-end 2006 Results

February 7, 2007
marketplace, were up over 57 percent from 2005, reflecting higher utilization by our partners. Our gross profit improvement for the year reflects this favorable shift in revenue mix in favor of our higher margin items, consumables and royalties.
“We continued to make strategic investments in our research efforts and, as a result, made significant progress in R&D and in assay product development through the Luminex Bioscience Group. Finally, a milestone event for Luminex was the December 14, 2006, announcement of an agreement to acquire Tm Bioscience Corporation, a leader in the commercial genetic testing market. This transaction, which we expect to close by the end of the first quarter of 2007, will enhance our ability to be a leader in the growing molecular diagnostics market. 2006 was a defining year for Luminex and we believe we are well positioned for continued success in 2007,” noted Balthrop.
Management will hold a conference call to discuss the operating highlights and financial results for the fourth quarter and year ended December 31, 2006, on February 8, 2007, at 8:00 a.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.
Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation (“Tm”), or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, the failure of the Tm acquisition to close for any
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LMNX Reports Fourth Quarter and Year-end 2006 Results

February 7, 2007
reason, including the failure to obtain the Tm stockholders’ approval or the occurrence of any event or circumstance that could give rise to a termination of the merger agreement, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports Fourth Quarter and Year-end 2006 Results

February 7, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$27,414	$25,206
Short-term investments	10,956	10,947
Accounts receivable, net	8,237	6,580
Inventory, net	4,571	4,281
Other	1,917	1,170

Total current assets	53,095	48,184
Property and equipment, net	4,985	3,222
Long-term investments	7,346	5,466
Other	1,270	1,163

Total assets	$66,696	$58,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,255	$3,412
Accrued liabilities	2,905	2,970
Deferred revenue	2,756	2,438

Total current liabilities	8,916	8,820
Deferred revenue	3,621	4,505

Total liabilities	12,537	13,325

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	139,116	135,440
Deferred stock compensation	—	(4,219)
Accumulated other comprehensive gain	65	18
Accumulated deficit	(85,054)	(86,561)

Total stockholders’ equity	54,159	44,710

Total liabilities and stockholders’ equity	$66,696	$58,035

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LMNX Reports Fourth Quarter and Year-end 2006 Results

February 7, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Revenue	$14,210	$11,577	$52,989	$42,313
Cost of revenue	5,660	5,926	20,737	19,992

Gross profit	8,550	5,651	32,252	22,321
Operating expenses:
Research and development	2,338	1,626	8,673	5,600
Selling, general and administrative	6,205	5,736	24,160	20,217

Total operating expenses	8,543	7,362	32,833	25,817

Income (loss) from operations	7	(1,711)	(581)	(3,496)
Other income, net	597	375	2,108	1,174
Settlement of litigation	—	—	—	(322)
Income taxes	(5)	(12)	(20)	(22)

Net income (loss)	$599	$(1,348)	$1,507	$(2,666)

Net income (loss) per share, basic	$0.02	$(0.04)	$0.05	$(0.09)

Shares used in computing net income (loss) per share, basic	31,658	31,100	31,434	30,990

Net income (loss) per share, diluted	$0.02	$(0.04)	$0.05	$(0.09)

Shares used in computing net income (loss) per share, diluted	33,022	31,100	32,988	30,990

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LMNX Reports Fourth Quarter and Year-end 2006 Results

February 7, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Operating activities:
Net income (loss)	$599	$(1,348)	$1,507	$(2,666)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	390	289	1,483	1,048
Stock based compensation	1,654	536	5,511	1,675
Other	(38)	50	(24)	79
Changes in operating assets and liabilities:
Accounts receivable, net	59	(737)	(1,657)	(716)
Inventory, net	(110)	1,061	(290)	3,369
Prepaids and other	(918)	(348)	(1,009)	(332)
Accounts payable and accrued liabilities	1,001	2,955	(909)	1,907
Deferred revenue	(191)	1,403	(566)	2,658

Net cash provided by operating activities	2,446	3,861	4,046	7,022

Investing activities:
Net purchases of held-to-maturity investments	519	710	(1,889)	469
Purchase of property and equipment	(668)	(1,060)	(2,638)	(2,830)
Other investing activities	21	—	20	21

Net cash used in investing activities	(128)	(350)	(4,507)	(2,340)

Financing activities:
Proceeds from issuance of common stock	189	167	2,622	1,180

Net cash provided by financing activities	189	167	2,622	1,180

Effect of foreign currency exchange rate on cash	21	17	47	106
Change in cash and cash equivalents	2,528	3,695	2,208	5,968
Cash and cash equivalents, beginning of period	24,886	21,511	25,206	19,238

Cash and cash equivalents, end of period	$27,414	$25,206	$27,414	$25,206

Supplemental disclosure of non-cash investing activities:
Purchase of leasehold improvements under trade payable arrangement paid in 2007	$445	$—	$445	$—

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